NOTICE

TO:	LIBERTY SILVER CORP. (the “Borrower”)

RE:	Amended and restated loan agreement dated October 15, 2014 between the Borrower and BG Capital Group Ltd., as further amended by the First Amendment to the Amended and Restated Loan Agreement dated effective January 20, 2017 (the “Loan Agreement”)

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

This notice shall serve as a written notice of Borrower’s election to convert the loan comprised of Second Advances totaling in the aggregate US$1,400,000 and any accrued and unpaid interest calculated at rates provided for in the Loan Agreement (the “Indebtedness”) into the Common Shares of the Borrower at a conversion price of US$0.1875 per Common Share pursuant to Sections 6.1 of the Loan Agreement.

This notice shall also serve as a notice of grant by Lender of participation rights pursuant to Section 12.10.3 of the Loan Agreement to the parties listed in Schedule “A” (each a “Participant”). The participation rights so granted are granted in proportion indicated in Schedule “A”.

The undersigned hereby requests that the Borrower deliver a stock certificate to or to the order of the Lender and each Participant named in this Schedule “A” to this Notice representing such Common Shares as indicated in Schedule “A” in satisfaction of the Indebtedness.

In accordance with Sections 5.1, 6.1 and 12.10.3 of the Loan Agreement, the issuance of Common Shares to the Lender and each of the Participants as indicated in Schedule “A”, shall constitute a complete repayment of the Loan Amount under the Loan Agreement.

DATED this 20th day of January 2017.

BG CAPITAL GROUP LTD.

Per:	(signed Robert Genovese)
Name:	Robert Genovese
Title:	Chairman

schedule “A”

Total amount of indebtedness (the “Indebtedness”) under the Amended and restated loan agreement dated October 15 2014 between Liberty Silver Corp. and BG Capital Group Ltd. as further amended by the First Amendment to the Amended and Restated Loan Agreement dated January 20 2017 (the “Loan Agreement”) (in US dollars):	$1,685,810.04
Number of common shares of Liberty Silver Corp. (“Shares”) to be issued in satisfaction of Indebtedness at a price of $0.1875 per Share:	8,990,986
BG Capital Group Ltd., pursuant to section 12.10.3 of the Loan Agreement grants participation rights to parties listed below (each a “Participant”). The rights so granted are granted for a portion of Indebtedness incited below.
Total Amount of Indebtedness for which participation is granted:	$843,750.00
Total number of Shares to be issued to Participants in satisfaction of the Indebtedness for which participation is Granted:	4,500,000
The balance of Indebtedness:	$842,060.04
Shares to be issued to BG Capital Group Ltd. in satisfaction of the balance of Indebtedness:	4,490,986

Participants:	The Amount Representing Portion pf Indebtedness for which Participation is Granted	Number of Shares to be Issued on Conversion
The Identity of the participant is redacted in this version; the participant’s holding in the Company after the issuance does not exceed 10% of the then issued and outstanding Shares.	$375,000.00	2,000,000
The Identity of the participant is redacted in this version; the participant’s holding in the Company after the issuance does not exceed 10% of the then issued and outstanding Shares.	$93,750.00	500,000
The Identity of the participant is redacted in this version; the participant’s holding in the Company after the issuance does not exceed 10% of the then issued and outstanding Shares.	$375,000.00	2,000,000